Where Food Comes From, Inc. 8-K

Exhibit 99.2

2015 Third Quarter Conference Call Script

Call date: Thursday, October 29, 2015

Call time: 10:00 a.m. Mountain Time

Good morning and welcome to the Where Food Comes From 2015 third quarter earnings conference call.

During the course of this call, we will be making forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about future revenue, expenses, profitability, cash, growth strategy, new customer wins, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information about the Company. It is the Company’s policy not to provide specific guidance with respect to future revenue and earnings expectations or new customer wins.

I will now turn the call over to John Saunders, chairman and chief executive officer.

John

Good morning and thanks for joining us today.

This morning we reported another solid quarter of profitable growth highlighted by:

  An 18% increase in Q3 revenue

  Our sixth consecutive profitable quarter

  A 28% increase in revenue for the nine-month period

  A 131% increase in net income through nine months

  Improved gross margins year-over-year for both the three- and nine-month periods

  And finally, we continue to generate solid cash flows from operations – up 165% through nine months

We mentioned this last quarter, but I think it bears repeating. We are consistently achieving profitable year-over-year growth in spite of some industry ‘events’ that are working against us; namely the Porcine Epidemic Diarrhea Virus and the Avian Flu, which have suppressed audit activity for pork and poultry, respectively, throughout 2015. We attribute our continued success in the face of these headwinds to the overall macro environment, which is characterized by consumers and producers alike embracing more transparency in the food supply chain. This is a trend that we believe is here to stay and that will enable us to deliver year over year growth.

One last comment regarding our financial results: As described in our press release this morning, our third quarter net income declined year-over-year. This was primarily the result of an initiative we launched earlier this year and that we accelerated in the third quarter – an initiative designed to get all of our operating subsidiaries on the same page from an IT and billing model perspective. While our integration has gone very smoothly from a cultural, cross marketing and cross training standpoint, we as individual companies have used differing IT, billing, and financial reporting systems. Our goal is to standardize on a single approach and benefit from the resulting efficiencies, which should enable us to better exploit our synergies, not to mention streamline future integrations resulting from our ongoing M&A efforts.

Now I’d like to touch on a few operational highlights:

  An update on our Where Food Comes From labeling program: You probably noted that our Q3 year-over-year labeling revenue was essentially flat – an indicator that new customers coming on-line have made up for the loss of beef labeling revenue at Heinen’s Fine Foods – our largest single labeling customer. We continue to work with Heinen’s to bring their beef suppliers into compliance with our source verification standards and expect to resume beef labeling when that happens, which should give us a big boost in this revenue category. In the meantime, our commitment – and Heinen’s commitment – to maintaining and enforcing rigorous standards underscores our joint resolve to ensure consumers can trust what they read on labels and have confidence in where their food is coming from. By the way, Heinen’s continues to be our largest labeling customer because we are now labeling their pork, poultry and lamb products.

  Regarding our progress with the Non-GMO Project, last quarter we reported that we had 19 customers enrolled. This quarter the number has nearly doubled to 35 customers representing approximately 500 different products. We have an additional 55 customers at some stage of the verification process and have identified another 75 prospective customers. We think this is going to be a real growth area for us. GMO remains a hot topic among consumers and producers alike and the momentum around this standard is growing.

  Turning to the McDonald’s pilot program for sustainable beef in Canada. The program continues to gain momentum and we now have 150 interested ranchers, with 64 of them verified by our domestic auditors along with three Canadian auditors that have joined our team in recent months. These verifications are the most complex that we’ve undertaken to date. We measure against five criteria – natural resources, community and people, animal health and welfare, food safety and quality, and efficiency and innovation. The complexity of these verifications underscores how serious McDonald’s is in terms of taking the leadership role in sustainability. They are really changing the face of beef production in this regard.

  One final comment before I open the call to questions. For those of you who have visited us in Castle Rock, you know we’re headquartered in a former bank building where an old vault serves as our conference room. Notwithstanding the role this vault has played in helping us close acquisitions at favorable valuations, we are outgrowing our current space and planning to move into a new, more modern office environment down the street sometime after the first of the year. This new facility will give us room to accommodate the growth I believe we will achieve in coming years and be more suitable for hosting customers, business partners, potential acquisition candidates and investors.

With that I’ll open the call to questions….operator?

Question-and-Answer Session

Operator

Thank you. At this time, we will be conducting a question-and-answer session. [Operator Instructions] Thank you, our first question is coming from the line of Ian Cassel with MicroCapClub. Please proceed with your questions.

Ian Cassel - MicroCapClub

Hi John, I have a couple of questions for you. The First one, I was wondering if you could kind of comment or give us some color around the tag sales that saw a decline a little bit year-over-year. I was wondering if you could give us some color on – is there any seasonality in tag sales and what kind of investors should expect about that opportunity?

John Saunders - Chairman and Chief Executive Officer

We get into a little bit more detail in our filing which you’d be able to read, but the gist of it is that we had a couple of large customers that the timing of their purchase was different than where it was last year. The third quarter of last year was by far the largest tag sales we’ve ever had. In addition to that we did talk about it a little bit, but one other things that we are seeing with our NHTC program and most of the candidates last night, at least Donald Trump I think talked about it last month, and the strong dollar is great here at home and it’s a good one you want to buy things in other countries. But for our exports it’s a real headwind. So our export, the strength of our dollar right now is really affecting, specifically the NHTC market which the way it impacts us is through producers that are required to purchase tag. So, we’ve just seen that market soften a little bit. And those two combinations – I’d look more at the year-over-year and the nine-month period than the third quarter to give the specifics.

Ian Cassel - MicroCapClub

Okay, and just a kind of follow onto that. If I am a larger producer and if this – when I order tags, is that something that usually happens seasonally or is that something that’s consistent over the 12 month period?

John Saunders - Chairman and Chief Executive Officer

I would say for 50% of our producers it’s seasonal and they will do it in the third quarter. For the other 50% they are on more of a ratable supply basis, so they are working with the dairy or they’re more of a grow yard type of operation where they have cattle consistently coming in. So there is a little bit of an impact about half of it, but you know, again we are trying to level that out as much as we can, but the larger producers, the cow cat operators almost always buy those tags in the third quarter.

Ian Cassel - MicroCapClub

You are still seeing the tailwinds in that opportunity to tag sales obviously?

John Saunders - Chairman and Chief Executive Officer

Yes. Yeah, cattle based – in U.S. cattle base that we moved from September through late November, maybe early December. So, it kind of goes along with the third quarter, but it doesn’t necessarily, it’s the second half of the year.

Ian Cassel - MicroCapClub

Okay. The last question I have, there was an article out this week and I am trying to remember where it was from, I think it was from the Grand Forks Herald or something like that, that announced the reopening of a new beef processing facility in Aberdeen, South Dakota. It seems like it was a pretty substantial facility if I remember 400,000 square feet, it was $150 million when they opened it and it sounds like they are reopening it, which is why they were announcing it. And in that press release that that company have put out they have mentioned your name, how they are working with you to develop programs to meet specific kind of end markets, probably get more value out of that beef. I was wondering – I guess my question is what does that mean to you and is that significant?

John Saunders - Chairman and Chief Executive Officer

Yeah, There is a couple of reasons that it is significant; one is that Doug Cooper is actually one of former bosses with the company called PM Beef and the reason that Doug’s important is because PM Beef was one of the first companies to endorse the process verified mall through the USDA, and where also a pioneer when we started to export product to Japan into the Pacific Rim, and that was under Doug’s leadership. And since then Doug has been involved in several projects around the world, one in Uruguay, another in Canada. So what he brings now and what this plant specifically brings is internationally focused, primarily export focused, so they are very in tune with the verification programs that we use. So you know, a couple of years ago when we became aware that this was in the works that the Doug was getting reengaged with this plant, it was kind of a no-brainer for us that we would be the verification partner and he would be somebody that we could work with to look at obviously the verification programs and hopefully also the labeling program.

Ian Cassel - MicroCapClub

Okay. And just one last question. It seems like seafood mislabeling is really in the limelight right now in the media. I’m just wondering you know, do you see anything coming from folks that you work with whether it’s Whole Foods or whomever saying, you know there is the problem John, you guys need to get in there and start verifying some of these seafood processes?

John Saunders - Chairman and Chief Executive Officer

I think all of them are. We’ve had communication with all of our retail customers around seafood verification. The issue is the complexity of what those issues are, you mentioned one of which, which is mislabeling. There is also issues around species that are at risk for certain reasons and that’s more of a monetary bay, Marine Stewardship Council type of certification. But then you’ve also got agriculture based standards, like Global Gas and others which address production agriculture within aquaculture. And then if you take to another level that you know, if you think about it from a consumer’s perspective, they would look at catfish and shrimp and salmon in a very similar way that you may go purchase one of those products, but in fact there produces in three very unique systems at different parts of the world, and with different issues that consumers may be concerned about. So, it’s a very complex issue that – we get all kinds of questions. The real issue for us I think for me figuring out what’s going to happen within the seafood market is what’s most important in that and how do you expand your ability to verify practices that are going to be of interest in consumers.

Ian Cassel - MicroCapClub

Okay. Thanks for answering those questions, and once again I appreciate you’re focusing on profitable growth, profitable being the main thing as well. Thank you.

Operator

Thank you. Our next question is coming from the line of Terry Thompson, a Private Investor. Please proceed with your question.

Terry Thompson - Private Investor

Hello John. My kudos to the top micro-cap management team in the entire country, you’re doing a great job. I’m just – I wondered if I could get an update on how far we are in the McDonald’s program?

John Saunders - Chairman and Chief Executive Officer

I’ll tell you what Terry, Leann is sitting right here, I’ll let her answer that question.

Leann Saunders - Co-Founder, President and Chief Operating Officer

Hi Terry, how are you?

Terry Thompson - Private Investor

Hi, Leann.

Leann Saunders - Co-Founder, President and Chief Operating Officer

Hello. The interest in the pilot continues to grow in Canada, so as a result we’ve continued to bring on as John mentioned auditors in Canada to help us with the pilot. So we are hopeful that they’ll continue to move from interested into the verification realm. And then, McDonald has taken a leadership position in Canada. They’re also really engaged in U.S. roundtable for sustainable beef in the U.S. So we continue to look at opportunities I think around the globe. Also with the movement from the pilot that Canadian roundtable for sustainable beef will be taking over in Canada as well. So, they’ve been working very hard to look at the pilot in Canada and establish indicators of their own from the Canadian beef industry perspective.

Terry Thompson - Private Investor

Okay, great. Peers of McDonald is going to be building an advertising campaign around this, it would be good TR for them. Do you know if there is any plans for them to do that?

Leann Saunders - Co-Founder, President and Chief Operating Officer

You know, Terry, I think they as a company are extremely conservative and always make sure that they have everything from a verification standpoint buttoned up, before they make any specific marketing claims. So, I think right now they’re focus is really just the supply chain initiative and making sure that they can kind of take that leadership position and promoting some of the attributes that their consumers right now back in the supply chain.

John Saunders - Chairman and Chief Executive Officer

They always said, they do, Jeff – I can’t think of his last name, what’s his – the VP of McDonald’s? Has talked quite opening about the program and what their involvement is – so they are not really marketing it, but they are marketing it from a B2B perspective and they’ve talked quite a bit about it and I think they’ve talked quite a bit about it in support of the Canadian roundtable. The pilot project will be the new owner of the sustainability portion of what’s going on in Canada, which has been laid out since the beginning, so McDonald’s will move into more of a membership role, but they’ve been pretty vocal about it in the press.

Terry Thompson - Private Investor

Are you planning on doing any TRs as you get further into the program or from where it really comes from?

John Saunders - Chairman and Chief Executive Officer

When there is news that I think is different than what we’re telling you, you know what we’ve been pretty honest about from a perspective of just saying this is where we’re at with the pilot and as that ends up when they’ll let us. We had to file our 8-K and it’s been material because they talked about us so much in the public as being their verification partner. So we’ve kind of gone in line with that. Now, I will say that we’ve had a few instances where we kind of stubbed our toes a little in saying more than we probably should, always trying to give them credit for what they’re doing, but also you know saying, okay, we got a – what we are doing is a relatively confidential process. We can talk about the program, but we don’t really want to get into the specifics about who, where, what are their problems, all of those different things which are very specific to our business practices, the McDonald’s business practices and have to remain kind of confidential. So, all that summed up Terry, we’re pretty sensitive about what we say, I will say this, if you do see something coming out from us about McDonald’s, it’s a big deal.

Terry Thompson - Private Investor

I understand completely. How long is the pilot program scheduled for?

John Saunders - Chairman and Chief Executive Officer

Spring of 2016.

Terry Thompson - Private Investor

I am sorry, say it again, please.

John Saunders - Chairman and Chief Executive Officer

Spring of 2016.

Terry Thompson - Private Investor

Okay. That’s one starts, so one when it’s due to wind up?

John Saunders - Chairman and Chief Executive Officer

That’s when they’ll start to process the results, it’s already started, it’s been going for about a year now.

Terry Thompson - Private Investor

Great. Okay. Well again, you’re just doing a great job and I couldn’t be happier with everything. I look forward to seeing you at the next stockholders meeting and the new office. Thank you.

John Saunders - Chairman and Chief Executive Officer

Thanks Terry.

Leann Saunders - Co-Founder, President and Chief Operating Officer

Thanks Terry.

Operator

Thank you. The next question is coming from the line of Marc Robins of Catalyst Research. Please proceed with your question.

Marc Robins - Catalyst Research

Thank you. I guess first of all, is the new office still going to be in what it is Colorado Springs?

John Saunders - Chairman and Chief Executive Officer

Castle Rock, yeah.

Marc Robins - Catalyst Research

Castle Rock, okay, so it’s just down the street kind of a thing, all right. Secondly, I guess I didn’t get a couple of details when you were talking of McDonald’s and 150 interested ranchers, then I missed the data that was after that, John, would you mind repeating yourself?

John Saunders - Chairman and Chief Executive Officer

Sure. Roughly 150 interested ranchers, 64 of them have been verified as of today which as you remember is quite a bit more than we had talked in the last quarter. So we’ve seen a good uptick and as I mentioned it’s a very, very complicated review verification that we’re doing. So I think the very highly skilled, trained person with domain expertise which is – that are hard to come by, you really have to look to find those. So, one other things I think we’re really excited about here is that we’ve kind of broken through the veil of being a U.S. company working in Canada and I think we’ve worked really hard to do that. Leann specifically has done a really good job of that, but our whole team has spent a lot of time up there and we’ve really created a good relationship with the Canadian roundtable. So we are on the verification committee for developing you know what is going to look like post pilot project with McDonald’s. So I want to make sure that the numbers that may seem small, it may not seem significant, but we are getting to the point where it is – where we are probably not a critical mass, but we’ve got a lot of people on board, a lot of people supporting the program, a lot of good producer support for the program, which you know is encouraging.

Marc Robins - Catalyst Research

What would be your guesses to the number of beef ranchers in Canada?

John Saunders - Chairman and Chief Executive Officer

The closest number is that I ever see is about 10% of our producer, so I would say it’s somewhere around 70,000 to 80,000.

Marc Robins - Catalyst Research

Well, okay.

John Saunders - Chairman and Chief Executive Officer

It’s not correct, it’s 68,000.

Marc Robins - Catalyst Research

All right. Then on changing topics, first of all, also second to Ian’s comment about profitable growth, that’s a quite an accomplishment for a company of your size. When you look at the 18% growth for the quarter, how much of that was organic versus acquisitions, and that’s probably going to be a very tough answer because so many things went folded in over the last quarter.

John Saunders - Chairman and Chief Executive Officer

Yeah. It is relatively tough, maybe what I will do is I’ll give you a little color about where it’s come from. First comment that I want to make is that our third quarter of last year was a spectacular quarter for us. Okay, we had great growth year-over-year. As I mentioned, we had just explosion of tag sales, part of that was a result of couple of our acquisitions, one is Sterling and then TriMerit, which have both contributed to that. So those two acquisitions were part of that under our IMI global division. This year, we still experienced 20% growth with the headwind on PED for Validus, which is the Porcine disease and now the real ones that’s been difficult this year is the AI, Avian Influenza. And just long and short of it is that if you have these type of animal disease issues, the audit stop, you know you don’t have any other people that can potentially cross contaminated or bring in – introduce the sickness into the flock or into the building. So that’s how it affects us. We just don’t do as many audit. So in the face of that, Validus, which we talked about has had a really, you know first two quarters of the year were pretty tough, third quarter Validus was great, they started to move some of their audits to desk audits and have been really successful at that. And just yesterday had an announcement about a new ISO certification that they have achieved, which is really very valuable.

Secondly, ICS and as I mentioned the Non-GMO project ICS International Certification Services are division based in Medina, North Dakota. I would say it’s safe to say is busting at the themes with new business opportunities as a result of the Non-GMO project, and more importantly the bundling of that Non-GMO project audit with an organic audit. So we are seeing a lot of customer wins at ICS because of exactly what I have harp down for three years about if can bundle these services, we’ll get business because it just is more efficient for us to do one audit than they have to go with two different companies. So, that really has started to blossom, so I think you know, ICS just had a great quarter and all prospects are good there. Validus seams is going through an IMI Global is big quarter for us, but we had a really good quarter last year. So I have to be honest with our results, I mean we’ve got over $300,000 net profit for the year, it seems that we are on track to reach our objective of close to $10 million in annualized revenue, hopefully that – I just think we’re killing it as a company and I think the fact that we are working on our IT systems and really starting to get them, I think put together in an efficient way, you know answers the scalability question about how we’re going to be able to take all these new customers. So, I hope that helps.

Marc Robins - Catalyst Research

It does. It helps to clear that part of it. Help me understand the IT system is it mostly a problem of just totally desperate systems trying to work through the differences or is it partly one of this business is so unique that the programming folks had very minimal knowledge originally of what it is you do, what it is you need and how is that you need to communicate?

John Saunders - Chairman and Chief Executive Officer

I’ll sum this up as quickly as I can. This has been a 20 year learning process for me specifically, and IMI was founded as a software company. So I really understand what traceability means from an IT perspective and I would have to say that over those 20 years I’ve seen at least one software company that reportedly offers us a software solution that says its traceability solution.

And then through our acquisition I’ve seen HarvestMark, TraceGains, Food Logic, all of these companies have built that are custom software solutions, but very, very unprofitable and they can ever figure out how to make traceability to become a solution. And what the reality is, is that the large food companies don’t want to have – they’re never going to engage with the small traceability solution from the software perspective. They are working either on their own custom solutions, like a Tyson or Carville or even large retailers or they are going to use somebody like SAP or there is bigger business solution’s out there. So what that gives us today and really the discussion is we’ve acquired two businesses which almost do are Validus – we’ve got three different disparate systems, all of which are customized to a degree for that specific entities that they were built for, you know probably 10 years ago at least, but they do almost exactly the same thing internally for our business, which is keep track of verifications and audits and you know verify that that all that stuff that we verify around the production practices and keep it tight, but they’re different. So what our goal is really what we are moving into as the developer myself, we realize that audits and verifications are unique, but they’re not – there is verifications and audits that have been going on in the automotive and healthcare and banking industry, you know we are all public companies, there is auditors that come and do these audits from that CC perspective. So audits and verifications are not new or unique. Doing it on farms and ranches and keeping track of animals and products in the process is. So what we are really focused on right now and I’ll give you kits of when we just completed our USDA audit last week. We had a central document control system before that was customized, we’ve migrated all of that as of this year to Microsoft 365 which is an off-the-shelf software component and we used it as a tool for our USDA audit. So the direction that we are going is to standardize all of our three IT systems into one solution that quite honestly could be more off-the-shelf as like a quick books would be. So hopefully that gives us some details.

Marc Robins - Catalyst Research

Do you have time for one more quick question?

John Saunders - Chairman and Chief Executive Officer

Okay.

Marc Robins - Catalyst Research

As you assimilate all of this data and essentially I would imagine that as you put together the system to come under one umbrella, IT umbrella, then you should have some access to more complete and if I may use the term big data kind of capability. Are there some things that you think you could derive from tapping into that kind of database, are there some things that you suspect you might be able to find?

John Saunders - Chairman and Chief Executive Officer

What’s interesting about that, Marc, is that most of the 20 company that I mentioned had a component of the business model that was at some degree market data, so they would gather all those information into a central database, and then at the end of the day they would mind that data, and use it to identify opportunities or weaknesses or where people to make more money. And almost immediately after that comes out of an executive’s mouth that I want you to put my data in here, so I can then turn around and sell it at some point or gain from that information. To me has been the case of death of many companies that I have seen come and go because they think that somebody at that point – so if I say this to the CEO of Tyson that you know what we are going to do these audits, we can have this information in here, but at some point we may decide to sell this information or to benefit from they immediately backed away and as would I, so the confidentiality of that information. And to sum it up what we never have accomplished with our customers about, our producers, our ranchers as who owns that information, that information is the producers of information.

Marc Robins - Catalyst Research

That’s a good point. Okay, thank you. I’ll get back in the queue.

Operator

[Operator Instructions] Our next question is coming from the line of Adam Sander with Global Endowment Management. Please proceed with your question.

Adam Sander - Global Endowment Management

Hi, John. As far as the complexity of the audits that you are doing in Canada for McDonald’s, are they kind of taking your capabilities to the max and having to go elsewhere for other auditing capabilities or are you able to satisfy other strategic requirements?

John Saunders - Chairman and Chief Executive Officer

That’s a good question. We’re actually on the production level around all of the things that I mentioned were probably doing 80% of it. Not they do have a few different other components, one of which is like the social aspects like worker, workers use – we are not conducting those audits, there is another third-party.

Leann Saunders - Co-Founder, President and Chief Operating Officer

So, I think what’s important to add as well is it being a pilot project like nine others, that’s either being conducted in the beef industry. So a lot of it throughout the pilot project is learning, so that you can apply their technique long-term. So it is a pilot project and as we go through it, we are developing with our verification team in Canada. The training necessary to make sure that they can handle all of the different aspect of what’s required with those verifications.

Adam Sander - Global Endowment Management

How many audits are you performing on the ranchers that have been audited – is that going to probably the best example of audit bundling that you guys have done so far, would that be correct?

John Saunders - Chairman and Chief Executive Officer

It’s interesting, yes and no, because it’s our first quarter in the Canada. We don’t have the same bundling options that we do here just because we haven’t had the background there, every day we are looking for them, no.

Adam Sander - Global Endowment Management

So, is there a minimum number of audits that McDonald’s wants you to perform on the ranchers?

Leann Saunders - Co-Founder, President and Chief Operating Officer

They are committed to the pilot project as they want to do as many as possible, so as many interested Canadian cow producers have step up to the play, they want to be able to allow them to do the verification, so isn’t a limit with what they allow.

Adam Sander - Global Endowment Management

Okay. I should have clarified my question. I guess if the rancher comes and says, I want to be audited, then does he have to go through a minimum number or is just one basic standard auditor or there are multiple ones that you put through?

John Saunders - Chairman and Chief Executive Officer

Just one.

Adam Sander - Global Endowment Management

Just one, okay. Thanks John and Leann.

Operator

Thank you. It appears we have no further questions at this time. I would like to turn it back over to Mr. Saunders for any additional or closing remarks.

John Saunders - Chairman and Chief Executive Officer

Well, again, I appreciate all of you joining the call today. I don’t know if you all had a chance to watch the World Series game last night, but there was a commercial that came on the E-Trade, I think Kevin Spacey was the actor. And as Leann and I were sitting there watching it, it was like, they are going to say something about Where Food Comes From, and at the end of the day they didn’t, but believe me we’re on top of that as we speak, doing everything we can do potentially to get in such with them. And then this morning we saw another commercial is probably online somewhere, but it’s one of our producer customers who is supplying product to Good Times, which is a small burger chain here in Colorado. I am sure you all get a kick out of watching it. There again, I think, you know there is nothing specifically mentioning Where Food Comes From, but it is I think reinforcement and just keeps fanning the fire. People want to know more about where the food is coming from and we’re trying to do our part here to continue to address that grow it, be profitable, but really prepare ourselves for what I think we all see as the tidal wave of third party verification in the food industry.

So, thank you all again. I am sure we’ll have that on our Facebook page, so you can go and check it out and see those two our commercials, but there are quite entertaining. Well, it will be a little bit longer before we talk we’ll have our annual call in the spring, so I look forward to seeing you all soon or talking to you on the call. Thank you.

Operator

Ladies and gentlemen, this does conclude today’s teleconference. We thank you for your participation, and you may disconnect your line at this time.